UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2019

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	CREE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2019, Cree, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to its Credit Agreement, dated as of January 9, 2015, with Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto, as amended by the First Amendment dated as of September 10, 2015, the Consent dated as of July 13, 2016, the Second Amendment dated as of November 13, 2017, the Third Amendment dated as of August 21, 2018, and the Consent dated as of March 14, 2019 (the “Original Credit Agreement”).

The Fourth Amendment amends the Original Credit Agreement to reduce the aggregate amount of the revolving line of credit available under the Original Credit Agreement from $500 million to $250 million, reduce the amount of swingline loans available under the revolving line of credit from $75 million to $30 million, and reduce the amount of letters of credit available under the revolving line of credit from $10 million to $5 million. The Fourth Amendment also amends the Original Credit Agreement to replace the financial covenant that previously required the Company to maintain a ratio of consolidated total indebtedness to EBITDA equal to or less than 4.50 to 1.00 with a new financial covenant that requires the Company to maintain a ratio of consolidated total indebtedness, net of up to $500 million of cash, cash equivalents, and marketable securities to EBITDA, equal to or less than 4.50 to 1.00. In addition, the Fourth Amendment amends the Original Credit Agreement to provide for the replacement of the eurocurrency rate and/or daily LIBOR rate with an alternative interest rate upon the phasing out of the eurocurrency rate and/or daily LIBOR rate.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Fourth Amendment to the Credit Agreement, dated as of December 16, 2019, by and among Cree, Inc., Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Neill P. Reynolds
Neill P. Reynolds
Executive Vice President and Chief Financial Officer

Date: December 19, 2019